PROXY

evergreen UTILITY AND TELECOMMUNICATIONS fund,

A SERIES OF EVERGREEN EQUITY TRUST

proxy for the meeting of shareholders to be held on February 12, 2009

The undersigned, revoking any previously executed proxies, hereby appoints Catherine F. Kennedy, Michael H. Koonce, Lloyd Lipsett, Brian J. Montana, Kevin J. Ouellette and Maureen E. Towle, or each of them acting individually, as proxies of the undersigned, each with full power of substitution, to represent and vote all of the common shares of the Fund that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Evergreen Utility and Telecommunications Fund to be held at the offices of Evergreen Investments, 26th Floor, 200 Berkeley Street, Boston, Massachusetts  02116-5034 on February 12, 2009 at 10:00 a.m. Eastern time, and at any and all adjournments thereof.

Receipt of the Notice of Special Meeting of Shareholders dated December 19, 2008 and the accompanying Proxy Statement, which describes the matters to be considered and voted on, is hereby acknowledged.

THE BOARD OF TRUSTEES RECOMMENDs A VOTE “FOR” THE PROPOSAL.

Signature(s) should be exactly as name or names appear on this proxy. If shares are held jointly, EITHER owner may sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

_____________________________________________

Signature(s)                                                                        Date

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

▲  FOLDHERE  ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE EVERGREEN EQUITY TRUST.  THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS.  THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR EACH PROPOSAL IF NO CHOICE IS INDICATED.  THE BOARD OF TRUSTEES OF THE EVERGREEN EQUITY TRUST RECOMMENDS A VOTE FOR EACH PROPOSAL.

Please mark your vote below in blue or black ink.  Do not use red ink.

	FOR	AGAINST	ABSTAIN
Approval of the Investment Advisory Agreement with Evergreen Investment Management Company, LLC.

Approval of the Sub-Advisory Agreement with Crow Point Partners, LLC.

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.

If any other matters about which the Fund did not have timely notice properly come before the meeting, authorization is given to the proxy holders to vote in accordance with the views of management of the Fund.